Exhibit 8.1

[FORM OF FEDERAL TAX OPINION]

(202) 274-2000

            , 2007

Board of Directors

First Niagara Financial Group, Inc.

6950 South Transit Road

Lockport, New York 14095

Board of Directors

Great Lakes Bancorp, Inc.

2421 Main Street

Buffalo, New York 14214

Ladies and Gentlemen:

We have acted as counsel to First Niagara Financial Group, Inc., a Delaware corporation (“FNFG”), in connection with the proposed merger of Great Lakes Bancorp, Inc., a Delaware corporation (“GLB”) with and into FNFG, pursuant to the Agreement and Plan of Merger, dated as of September 7, 2007 by and between First Niagara Financial Group, Inc. and Great Lakes Bancorp, Inc., (the “Merger Agreement”), as described in the Proxy Statement-Prospectus (the “Proxy Statement/Prospectus”) of FNFG and GLB, which is part of the registration statement on Form S-4 of FNFG, to which this opinion is attached as an exhibit. Capitalized terms used and not defined herein shall have the same meaning set forth in the Merger Agreement.

For purposes of this opinion, we have reviewed the Merger Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed, with your consent that: (i) the Merger will be completed in the manner set forth in the Merger Agreement and Proxy Statement/Prospectus and the covenants and representations described therein will be complied with in all respects; (ii) the representations contained in the letters of representation from FNFG and GLB to us (the “Representation Letters”), will be true and complete at the Effective Time as if made at the Effective Time; and (iii) any representations made in the Representations Letters “as of the date hereof” or “to the best knowledge of” are true, correct and complete and will be true, correct and complete at the Effective Time. We hereby confirm our opinion set forth in the Proxy Statement/Prospectus under the heading “THE MERGER AND THE MERGER AGREEMENT — Material United States Federal Income Tax Consequences Of The Merger.”

We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-4 of the Company and the reference to us in the Proxy Statement/Prospectus under the heading “THE MERGER AND THE MERGER AGREEMENT — Material United States

Board of Directors

First Niagara Financial Group, Inc.

Board of Directors

Great Lakes Bancorp, Inc.

            , 2007

Federal Income Tax Consequences Of The Merger.” By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

LUSE GORMAN POMERENK & SCHICK,
A Professional Corporation